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                                  EXHIBIT 10.22

                    FORM OF OPTION AGREEMENT RELATED TO 2000
                    NONEMPLOYEE DIRECTOR STOCK OPTION PROGRAM

                           CONSOLIDATED PRODUCTS, INC.
                   NONEMPLOYEE DIRECTOR STOCK OPTION AGREEMENT

THIS AGREEMENT, made this _____ day _____ of , 20 ___ by and between CONSOLIDATED PRODUCTS, INC., an Indiana corporation with its principal office at 36 South Pennsylvania Street, Indianapolis, Indiana (hereinafter called "Company") and __________________________________________, (hereinafter called "Grantee") pursuant to the terms, conditions and limitations contained in the Company's Nonemployee Director Stock Option Plan (hereinafter called the "Plan").

                                WITNESSETH THAT:

WHEREAS, in the interests of affording an incentive to the Grantee to give his best efforts to the Company as a director, the Company wishes to provide that the Grantee shall have an option to buy shares of the common stock, without par value, ("Common Stock") of the Company:

NOW, THEREFORE, it is hereby mutually agreed as follows:

     1. The Company hereby grants to the Grantee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part
of an aggregate of      shares (hereinafter called "Subject Shares") of the
presently authorized, but unissued, or treasury Common Stock of the Company
at a purchase price of $     per share, exercisable in whole or in part from
time to time subject to the limitation that no option may be exercised with respect to fewer than one hundred (100) shares unless there are fewer than one hundred (100) shares then subject to purchase hereunder, in which event any exercise must be as to all such shares and subject to the further limitation that the options represented by this Agreement shall be exercisable only at such times and in such amounts as are set forth on
Schedule I, attached hereto and made a part hereof. The option shall expire as to all Subject Shares on the FIFTH anniversary date of this Agreement if not exercised on or before such date.

     2. This option may not be exercised until all applicable federal and state securities requirements pertaining to the offer and sale of the securities issued pursuant to the Plan have been met and the Company has been advised by counsel that all applicable requirements have been met.

     3. Subject to the limitation specified in Section 2 and Schedule I hereof, the Grantee may from time to time exercise this option by delivering a written notice of exercise and subscription agreement to the Secretary of the Company specifying the number of whole shares to be purchased, accompanied by payment in cash, of the aggregate option price of such number of shares; provided, however, that the Grantee may make payment in the form of delivery to the Company of Common Stock of the Company owned by the Grantee, the fair market value of which equals the aggregate option price, or by payment partially in cash and partially in Common Stock of the aggregate option price. For this purpose, any shares so tendered by the Grantee shall be deemed to have a fair market value equal to the average of the closing sales price for the shares on any national securities exchange on which such shares are listed (or, if listed on more than one such exchange, then on the one located in New York City), or, if not so listed, the average of the high and low prices reported on the National Association of Securities Dealers, Inc., Automated Quotations System (NASDAQ), for the five trading days preceding the date of the exercise of the option. Such exercise shall be effective upon receipt by the Secretary of such written notice, subscription agreement and payment of the purchase price. Only the Grantee may exercise the option during the lifetime of the Grantee. No fractional shares may be purchased at any time hereunder.

     4. If the Grantee ceases to be a director of the Company or any of its subsidiaries for any reason other than permanent and total disability or death, this option shall forthwith terminate. A leave of absence approved by the Board of Directors shall not be considered a termination of directorship. If the Grantee ceases to be a director of the Company or any of its subsidiaries because of permanent or total


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disability, the Grantee may exercise this option in whole or in part at any time within one year after such termination of directorship by reason of such disability, but not later than the date upon which this option would otherwise expire. The foregoing exercise provisions apply whether or not this option was otherwise exercisable at the date of the Grantee's termination of directorship because of permanent and total disability.

     5. If the Grantee dies while a director of the Company or any of its subsidiaries, within one year after the termination of his directorship because of permanent or total disability, this option may be exercised in whole or in part by the executor, administrator, or estate beneficiaries of the Grantee at any time after the date of the Grantee's death but not later than the date upon which this option would otherwise expire. The foregoing exercise provisions apply whether or not this option was otherwise exercisable at the date of the Grantee's death.

     6. Upon the effective exercise of the option, or any part thereof, certificates representing the shares so purchased, marked fully paid and non-assessable shall be delivered to the person who exercised the option. Until certificates representing such shares shall have been issued and delivered, the Grantee shall not have any of the rights or privileges of a shareholder of the Company in respect of any of such shares.

     7. In the event that prior to the delivery by the Company of all the Subject Shares, there shall be an increase or reduction in the number of shares of Common Stock of the Company issued and outstanding by reason of any subdivision or consolidation of the Common Stock or any other capital adjustment, the number of shares then subject to this option and the option price shall be increased or decreased as provided in Section 8 of the Plan.

     8. The option and the rights and privileges conferred by this Option Agreement shall not be assigned or transferred by the Grantee in any manner except by will or under the laws of descent and distribution. In the event of any attempted assignment or transfer in violation of this Section 8, the option, rights and privileges conferred by this Stock Option Agreement shall become null and void.

     9. By executing this Stock Option Agreement, the Grantee thereby represents that this option is being acquired by him in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and that any shares the Grantee or his legal representatives acquire pursuant to this option will be acquired in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof unless such shares are registered under the applicable federal and state securities laws.

     10. Certificates evidencing shares issued upon exercise of this option may bear a legend setting forth among other things, such restrictions on the disposition or transfer with the above representation or as appropriate to comply with federal and state securities laws.

     11. Any notices to be given or served under the terms of this Option Agreement shall be addressed to the Secretary of the Company at 36 South Pennsylvania Street, Indianapolis, Indiana, 46204, and to the Grantee at such address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given or served, if and when enclosed in a properly sealed envelope addressed as aforesaid, postage prepaid, and deposited in the United States mail.

     12. The interpretation by the Board of Directors of any provisions of the Plan or of this Stock Option Agreement shall be final and binding on the Grantee.

     13. This option is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference and to such regulations as may from time to time be adopted by the Board of Directors. A copy of the Plan has been furnished to the Grantee and an additional copy may be obtained from the Company. In the event of any conflict between the provisions of the Plan and the provisions of this Stock Option Agreement, the terms, conditions and provisions of the Plan shall control, and this Stock Option Agreement shall be deemed to be modified accordingly.


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     14. This Incentive Stock Option Agreement is intended to grant an option which meets the requirements of incentive stock options as defined in Section 422A of the Internal Revenue Code. Subject to and upon the terms, conditions and provisions of the Plan, each and every provision of this Incentive Stock Option Agreement shall be administered, construed and interpreted so that the option granted herein shall qualify as an incentive stock option.

     15. This Stock Option Agreement shall be governed by the laws of the State of Indiana.

     IN WITNESS WHEREOF, the Company and the Grantee have signed this Stock Option Agreement as of the day and year first above written.

                                              "COMPANY"

                                              By:
                                                 -----------------------------

ATTEST:

---------------------------------

                                              "GRANTEE"

                                              By:
                                                 -----------------------------


                                   SCHEDULE I

                 NON EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT OF

                                 NAME OF GRANTEE

                                                   Number of Shares
Exercisable                           -----------------------------------------
  After                               Installment          Cumulative Available
  -----                               -----------          --------------------

                         SCHEDULE PURSUANT TO RULE 12b31


          Grantee            Number of           Date of          Option       Expiration
                           Shares Granted         Grant            Price          Date
Neal Gilliatt                       3,000    November 10, 1999   12 3/16    November 10, 2004
Stephen Goldsmith                   3,000    November 10, 1999   12 3/16    November 10, 2004
Charles E. Lanham                   3,000    November 10, 1999   12 3/16    November 10, 2004
J. Fred Risk                        3,000    November 10, 1999   12 3/16    November 10, 2004
John W. Ryan                        3,000    November 10, 1999   12 3/16    November 10, 2004
James Williamson, Jr.               3,000    November 10, 1999   12 3/16    November 10, 2004


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